Exhibit 10.4

CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Contract

Storage and handling of Gasoil and Gasoil Components

1.	Contract number

No.: ETA-V.MD-2

Dated: 01 August 2012

2.	Client

Vitol SA.

28, Boulevard du Pont d’Arve

1205 Geneva

Switzerland

Referred to as “Client”.

3.	Storage Company and storage location

EuroTank Amsterdam BV

Van Riebeeckhavenweg, 9

1041 AD Amsterdam

The Netherlands

Referred to as “Company / Terminal”.

Draft restrictions	:Ref. Appendix 1
Opening hours of the terminal	:Ref. Appendix 1

4.	Storage period, other Contracts between Client and Company and options during storage period

Duration:	2 years
Start:	1 August 2012
End:	31 July 2014

The Contract ‘ETA-.V.MD-1’ and Contract ‘Gasoil storage agreement dated 15 August 2009’, agreed between the Client and Company, will automatically terminate on 1 August 2012.

The Client has the option to decrease the Contractual capacity with app. 75.000 M3 (ie H0102 and H0103 or replacement capacity for H0102 and H0103) per 31 July 2013. Option to be declared at least four (4) months before the date on which the Client can decrease Contractual Capacity.

The Client and Company have an option to renew the Contract to be declared at least nine (9) months before the end of the Contract Period. Both parties will have to mutually agree on the new terms and conditions not later than three (3) months before the end of the Contract Period.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.	Products specifications

SDS, REACH number and products specifications will be made available prior to first delivery and for each delivery.

Products will be delivered into parcels of minimum 500 Mt each.

Gasoil products (K3) will arrive undyed, with H2S content below 5ppm and with a color not more than 3.0 ASTM D 1500. If colour is higher than 3.0 ASTM D 1500, the Company will accept delivery provided it will be duly informed PRIOR discharge and the Client agrees to provide a flush to clean the lines and pumps after (un)loading. The volume of the flush is advised by the Company. The Client’s tank to flush into is advised by the Client.

6.	Contractual Capacity

Shell capacity of 285.043 M3.

Tank	Shell capacity (M3)	Nett capacity (M3)	Class
C0101	6.345	6.150	K3
C0108	6.288	6.099	K3
C0109	6.264	6.076	K3
C0111	6.313	6.124	K3
C0114	16.617	16.121	K3
C0115	16.582	16.085	K3
C0117	16.696	16.189	K3
C0142	6.378	6.186	K3,
C0143	6.361	6.171	K3
C0171	21.903	19.689	K2
C0172	21.780	19.755	K2
C0173	21.903	19.687	K2
H4307	8.447	7.328	K1
H8304	8.362	7.687	K1
H8308	8.380	7.702	K1
H2201	15.791	15.317	K3
H2202	15.792	15.318	K3
H0102	37.431	35.359	K1
H0103	37.411	35.354	K1

Total	285.043	268.397

K3 Class tanks are suitable for handling of products with a flashpoint > 55°C

K2 Class tanks are suitable for handling of products with a flashpoint < 55 °C and > 21 °C

K1 Class tanks are suitable for handling of products with a fiashpoint < 21 °C

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The Company is only able to use Tanks H2201 and H2202 upto the stated nett capacity at this moment in time. Tanks have a potential shell capacity of app. 18.000 M3 and therefore potential nett capacity of app. 17.500 M3 each. The Client will be informed when tanks H2201 and H2202 can be used for the potential increased capacity and will be invoiced accordingly.

Please note that the rented Contractual Capacity and tank numbers will change during the contract period, as mentioned in article 4, due to the upgrade plans at the Company. Definite plans and tank allocation will be shared by the Company to the Client. Indication of the Contractual Capacity per Q1 2013 is attached in appendix 7.

7.	Means of delivery

Reception         ex seagoing vessel, barge or pumping over

Redelivery        into seagoing vessel, barge, RTC or pumping over

RTT redelivery is subject to further negotiations and engineering and approval of the other customer involved and approval of the Board.

8.	Infrastructure, limitations and instructions

See appendix 1 and 3

Infrastructure:

Specific details and restrictions on tank and line infrastructure can be added and I or adjusted.

•	Each tank has a defined dead stock level and immeasurable zone, which can be gained from the Customer Service department of the Company;

•	Please note that there are momentarily no restrictions on the number of landings of the Floating Roofs per year. When the authorities / legislation obliges the Company to stipulate a number of roof landings per year (even to zero) this automatically accounts for the Client;

•	Tanks can be homogenized. If the tanks have a Floating Roof, please note that there will be no homogenizing by air / blowing, only normal circulation.

•	It is not advisable to fully empty a tank in a barge;

•	If the VRU is out of operation, the Company is not allowed (legislation) to load a barge and/or vessel, which holds gasoline vapour;

•	For limitations on product specifications, see article 5;

•	Please note that pumps and lines might be shared with other Customers;

•	Tanks are connected via Gasoil or Gasoline dedicated product lines to the Company’s jetties mentioned in appendix 1. All customers are served on a first come first serve basis;

•	The Client is, if necessary, responsible to offer a movement of product (flush) through the line, pump or Client’s tank with the required volume to prepare the line, pump or Client’s tank for the manipulation with the nominated product specification of the Client. The volume of the flush is advised by the Company. The tank to flush into is advised by the Client;

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•	Please note that when according authorities / legislation it is prohibited to store Kero in one of your tanks, this automatically accounts for the Contract.

9.	Rates (in Euros and applicable for the year 2012)

a. Tank rental	€ [***]

per cubic meter (M3) of shell capacity per month or part thereof

Tank rental rate includes:

• Delivery from seagoing vessel and barge (minimum parcel size 500 Mt)

• Redelivery into seagoing vessel and barge (minimum parcel size 500 Mt)

• Storage during the period

• Standard customs documentation on ship’s departure at terminal (B/L, AAD, T1, timesheet and document receipt)

• [***] free throughputs in M3 shell capacity per period of [***].

• Free pumping over within these contractual tanks up to [***] free throughputs in M3 shell capacity per period of [***].

b. Additional Throughput Surcharge, per M3 at 15 CD

Throughput over [***] times upto [***] times	€ [***]

Throughput over [***] times upto [***] times	€ [***]

Throughput over [***] times	€ [***]

Charged at the end of each Calendar year on the difference, expressed in M3 at 15 CD between the actual throughput and the free throughputs mentioned in paragraph 9 a.

c. Surcharge for pumping over ex shore tank into shore tank, per M3 at 15 CD Throughput over [***] times upto [***] times	€ [***]

Throughput over [***] times	€ [***]

Charged at the end of each Calendar year on the difference, expressed in M3 at 15 CD between the actual pumping over and the free pumping overs mentioned in paragraph 9 a.

d. Homogenizing of shore tank, with a minimum of [***] hours, per hour i.e. circulation or blowing. Blowing is not possible on tanks with a floating roof.	€ [***]

e. Board-a-board Surcharge (BaB) per M3 at 15 CD In case of support of third party, these costs will be charged to the Client plus [***]%.	€ [***]

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

f. Handling of additives, per batch per tank Circulation and/or homogenizing is charged as mentioned in 9d.	€ [***]

No storage facilities at the Company for additives. In case of support of third party, these costs will be charged to the Client plus [***]%.

g. RTT, subject to investment (to be discussed)

h.      RTC loading. Please note appendix 5.

Surcharge for redelivery from storage tank into RTC, per M3 Minimum quantity: [***] mton per RTC

RTC’s have to leave the site prompt after completion of loading.

€ [***]

i. Additional services Supply of e.g. Certificate of Origin, EUR1, Form A, INF3, ATR	€ [***]

j. Water on board

In case water in tank after discharge, water will be drained, removed and disposed. The actual cost with a surcharge of [***]% for coordination, handling and administration costs will be charged to the Client.

k. Dying

Not possible in tank or at shore installation. Can only be done by an independent surveyor on board when the captain allows it and should be witnessed by a Customs representative. Company cannot be held responsible for the dyeing operation at all.

All rates exclude:

VAT and any other taxes, levies, fees, quay dues, port charges, heating, product insurance, supply of nitrogen or lead paid to third parties, including Port Authorities, Customs Authorities, Ship’s representative and Cargo representative.

10.	Tank cleaning

Tanks are clean and prepared for clean products prior to commencement of the Contract. Tanks have to be cleaned by the expiry date of the Contract. Costs involved in cleaning the tanks in preparation for the next service (i.e. suitable for Gasoil or other products) and the disposal of wastes if any are to the Client’s account. A copy invoice of the cleaning company will be attached to our invoice with a surcharge of [***]% for coordination and administration costs.

11.	Sublease of tank capacity in article 6

The Client cannot sublease any tank capacity in article 6 without approval of the Company. The Company can negotiate a sublease contract with a 3rd party when requested by the Client. The Client and the Company should both agree with the chosen sublease party. The Client and the Company should agree on the specific, to be subleased, infrastructure beforehand. A sublease contract is according the concept in appendix 4.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.	Change of tank numbers and tank capacity on request of the Company

The Company has the right to change the tank set up of the Contractual Capacity as opposed to the tank set up in article 6. Costs related to removal, transport and destruction of product and / or sediment is for the Client’s account. Tank cleaning after removal of product and / or sediment is for the Company’s account.

13.	Change of tank numbers and tank capacity on request of the Client

The Client has the right to decrease Contractual Capacity as outlined in article 4. Tank cleaning, including the removal, transport and destruction of product and / or sediment, is for the Client’s account. A copy invoice of the cleaning company will be attached to our invoice with a surcharge of [***]% for coordination and administration costs.

14.	Changing from Gasoil to Gasoline storage or vice versa

The actual cost, of changing infrastructure from storage of Gasoil to storage of Gasoline or vice versa, with a surcharge of [***]% for coordination, handling and administration costs will be charged to the Client. Changes need to be approved by the Company.

Tank cleaning, including the removal, transport and destruction of product and / or sediment, is for the Client’s account. A copy invoice of the cleaning company will be attached to our invoice with a surcharge of [***]% for coordination and administration costs.

15.	Maintenance

Please note that each tank will be minimally out of service for one month during a 5 years period for regular or emergency maintenance.

16.	Contractual loss

Contractual / acceptable loss during Operations and Storage will be actual loss as determined after unloading/loading operations.

17.	Index / escalation clause

Per the 1st of January of each year, for the first time following the starting date of the Contract, above mentioned tariffs will increase with the percentage based on the Dutch Consumer Price Index figure (CPI) and defined by the Dutch Bureau of Statistics (CBS) reflecting the inflation figure in The Netherlands.

18.	Invoicing and payment:

Rental fee will be invoiced once per month; invoices will be issued at the beginning of each calendar month, in advance. Excess throughput or -pump over will be charged at the end of each Calendar year. Handling of other services rendered will be invoiced soonest upon expiry of the month in which the respective service was rendered.

Invoices are payable in the currency as invoiced and within 15 days after the date of invoice and before final lifting of product.

19.	General terms and conditions:

The General Conditions for Tankstorage in The Netherlands (Votob) and the Votob jetty conditions, latest editions, shall be applicable unless mentioned different in this Contract. We assume a copy is already in your possession. In case you need an additional copy please contact our office. The conditions are also retrievable at www.votob.nl.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

20.	Modification of the General Conditions

The provisions set forth in the Contract may be modified by a decision of the Terminal in accordance with technical, safety, environmental or legal requirements. In this case the Terminal shall endeavour to give to the client at least three months notice, except in the event of urgency in particular regarding safety and environmental issues.

By exception to the above mentioned Votob conditions the parties agree that in case any storage capacity of the Client becomes unavailable due to maintenance or repairs undertaken by the Company, the tank rental rate mentioned in article 9.a will be [***] during the unavailable period (period will be computed in full days).

21.	Equity Clause

In the event of unexpected, heavy changes in exploitation costs, or important disruption of the general economy, or any duty or tax not already included, the parties to this Contract will meet to discuss the necessity of modifying part or all of the conditions of this Contract.

22.	Law and jurisdiction

Dutch law and English language will govern the present Contract.

For every dispute not settled amicably the only qualified jurisdiction will be Rotterdam courts

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Signed,

EuroTank Amsterdam BV	Vitol SA

Mr. Johan Munir	Mr. Kenya Matsumoto

Martine de Beer

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 1

Jetties
Jetty No.	Draught (feet) (1)
Jetty 3 barges	25
Jetty 5 vessels I barges	45
Jetty 7 vessels	40
Jetty 9 barges	36.7
Jetty 10 barges	25
Jetty 11 vessels / barges	36
Jetty 12 vessels / barges	45
Jetty 13 barges	12
Jetty 14 vessels	45
Jetty 16 barges	18
Jetty 17 barges	18

1 - Above stated draughts are general figures. Contact the local harbour authorities for the latest draught restrictions.

2 - Above mentioned berths may not be all available for the operations of the Client as they depend on the pipelines arrangment. Contact customer service for precise information.

3 - Max length of barges is 135 m.

Surveying

Before loading and unloading of vessels the Client must appoint an independent surveying company. When failing to do so the Terminal may nominate one, on behalf of the Client and all costs plus [***]% will be for account of and invoiced to the Client.

Working hours and overtime:

For operations the Terminal is working on a 365/7/24 basis

Rules of Engagement

•	Please find the basic information for nomination and programme in appendix 3.

•	Nominations, Programmes and questions can be sent to: xcustomerservice@eta.vtti.com

•	Please use this e-mail address and do not contact our Customer Service team members via their individual e-mail account.

•	Customer Service office hours: 08:30-18:00 during weekdays.

•	Contact information Customer Service can be found in appendix 3.

•	One Customer Service colleague is on duty outside office hours. The on duty colleague will be communicated to the Client on a week by week basis.

•	In case of emergency or direct need of assistance, the on duty Customer Service colleague can be reached outside office hours via their mobile telephone number. See appendix 6.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•	Changes within nomination and programmes that occur outside office hours and need to be urgently dealt with before upcoming office hours, can be sent to xcustomerservice@eta.vtti.com and should be accompanied by a telephone call to the on duty Customer Service colleague (mobile phone), see appendix 6.

•	Please ensure to send complete and up to date nominations and programmes, see appendix 3, to Customer Service. Any change or additional information requires a complete update of a nomination or programme, which is re-sent to Customer Service.

•	A vessel / barge without nomination and programme cannot berth, remain on jetty or be handled by the Commpany.

Customs

•	Please find details on FMCS in appendix 2

•	Please note that the Company will inform the Client on a customs claim and gather required basic information in cooperation with the Client. If the Client requires the Company to perform additional work to solve a customs claim, the Company has the right to charge the additional manpower per hour to the Client.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 2

EMCS

What is it about?

•	EMCS stands for Excise Movement and Control System

•	New procedure starts in the Netherlands on January 16, 2011.

•	Main difference: Replace the paper AAD by an electronic record; le the e-AD

The computerized system makes the whole process much faster. At the same the IT environment will force us into a more strict application of the procedures. Good examples of this are destination changes. A new destination has to be communicated back to the terminal that issued the AAD enabling this terminal to make the necessary amendments in EMCS

What will change for the Client?

New information required from the Client:

•	Location number: Every location where the warehouse keeper can receive excise goods has a separate number (Tax Warehouse number). Note that this number always differs from the excise license number. This number is also linked to the type of products which can be received.

It has been agreed that the Terminal will work as follows:

•	Code of transport arranger: Unless you inform us otherwise, we assume that code 2 (=Consignee) is applicable. If code 3 (Product owner) or 4 (other) is applicable we like you to inform us. If code 4 (other) applies, we need you to provide us with the full name and address of the transport arranger.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 3

Instructions

Basic information on nomination

•	Client’s reference number

•	Loading or discharging

•	REG / IMO number & Name (of vessel / barge, etc)

•	Agents name

•	Pre cargo

•	ETA (day, month, year).

•	Product name and GN code

•	Sulphur content

•	Certificate of analysis

•	SDS

•	Quantity (KGV / KGA)

•	Volume (at 15 Degrees C)

•	Tolerance (Min / Max / App.)

•	Receiver

•	Surveyors- who (for what inspection)

•	Discharge

EU	non-EU
Excise number	origin
EUR1/ Form A / INF3
(T1) Value of product
Free

•	Loading

EU	non-EU
Excise number	T1 (AAD, status change)

•	Documents (BL, quantity quality report, ullage report, timesheet, statement of facts, certificate of origin, master’s receipt for documents, master receipt’s for samples, cargo manifest, tank inspection report or certificate of cleanliness Note nr of copies for receivers and / or for master

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Basic information on program

•	Client’s reference number

•	Replacing program ... (if applicable)

•	Ex / into vessel / barge / truck / railcar tank (in correct sequence)

Tank number in

Tank number out

•	Quantity (M3 at 15 degrees C or until full approximately ... M3 or % total quantity or hand blend per tank and modality)

•	Tolerance (min / max / as close to but never more than)

•	Balance tank

•	Surveyor who (in nomination, but shown as repeated information)

Optional:

•	Value

•	Procedure to apply (e.g. 10 ppm procedure)

•	Line flushes into (only in TTT)

•	Additivation (who, quantity (liters) in which tanks)

•	Remarks (open box) e.g reddying RTC, Sulphur details, Ron, RVP (butane), aromatics

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 4

Sublease contract concept

[TO BE DRAFTED WHEN NECESSARY]

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 5

RTC

Railcars in / out and on terminal:

•	Transport of railcars in and out of the terminal has to be arranged by seller or buyer. It would be advisable to arrange that the transporter is open to collect railcars 24/7/365;

•	Transport within the terminal will be arranged by use of our own loc;

•	The terminal can store 20 railcars at once at the terminal.

Documentation:

•	Document instructions and specific detail information as e.g. wagon numbers, net weight of wagons, C or D weight, previous load and destination has to be arranged by seller or buyer;

•	Terminal can provide transport documentation to destination;

Loading:

•	A blocktrain of approx. 1.200 mton consist of 20 railcars which will be loaded by 3 railcars at the same time;

•	Average loading time for full blocktrain is 16 upto 18 hours;

•	An Inspector will be appointed by seller or buyer;

Red-dying:

•	Only possible when added by an independent surveyor, which is appointed by the seller or buyer, directly in the railcar.

The Railcar Loading Facility is connected to pit 22 at the Jan van Riebeeckhavenweg site.

•	Each tank is connected to the line and pump to the Railcar Loading Facility.

•	Please note that the lines connected to these tanks are 6 and 8”.

•	Tanks can only be used for storage, railcar loading and Tank-to-Tank transfers to other Vitol MD tanks at EuroTank Amsterdam By.

•	Please note that this pit is included in the Terminal’s Masterplan. This means that we will be building new tanks in this pit during 2010 — 2014 and replacing the pumproom. This will give serious operational interference.

Flushing:

•	There is one loading line from pit H22 to the Railcar Loading Facility;

•	Railcar loading is done by other customer(s) as well for 10-, 100- or 1000 ppm.

•	Flushing is not possible.

•	Please note that a transfer of 10ppm product ex tanks in pit H22 to other Vitol MD tanks at EuroTank Amsterdam BV will require flushing material. The lines are dedicated to gasoil transfers including 10-, 100- and 1000 ppm material.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

First come first serve

The transporter

•	that has informed ETA by written notice that it will arrive at ETA within 2 hours with RTC’s that have been nominated previously and

•	that actually arrives within 2 hours at ETA after informing ETA of its coming arrival will be served first to load RTC’s at ETA.”

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 6

CS contact details

EuroTank Amsterdam BV Customer Service team as per August 2012.

Please note that details can change during the duration of the Contract.

Customer service team e-mail address: xcustomerservice@eta.vtti.com

Name	Office	Mobile	E-mail	Yahoo
Marco de Boer:	+31-20-5872134	+31-6-12852826	mdb@eta.vtti.com	mdb_vtti
Erik vd Koolwijk:	+31-20-5872137	+31-6-20963704	evk@eta.vtti.com	evk_vtti
Marielle Korf:	+31-20-5872132	+31-6-46166830	mak@eta.vtti.com	mak_vtti
Willy Steendam	+31-20-5872138	+31-6-51449109	wsh@eta.vtti.com	wsh_vtti
Ruud Steenken	+31-20-5872131	+31-6-53304601	rps@eta.vtti.com	rps_vtti

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 7

Indication of Contractual Capacity per Q1 2013

tank number	shell capacity in M3	net capacity in M3	class
C0001	5.030	4.879	K3
C0006	5.009	4.859	K3
C0007	4.927	4.779	K3
C0008	5.016	4.866	K3
C0009	4.935	4.787	K3
C0010	5.030	4.879	K3
C0015	5.046	4.895	K3
C0016	5.065	4.913	K3
C0171	21.871	19.555	K3
C0172	21.780	19.622	K3
C0173	21.903	19.558	K3
C0201	23.211	20.942	K1
C0202	23.354	20.946	K1
C0204	23.174	20.933	K1
C0205	23.194	20.975	K1
C0206	23.109	20.962	K1
H1343	5.833	5.658	K3
H1344	5.836	5.661	K3
H1345	5.841	5.666	K3
H1346	5.848	5.673	K3
H1347	5.860	5.684	K3
H1348	5.847	5.672	K3
H2201	15.791	15.475	K3
H2202	15.792	15.476	K3

Total	288.302	267.314

The Company is only able to use Tanks H2201 and H2202 up to the stated nett capacity at this moment in time. Tanks have a potential shell capacity of app. 18.000 M3 and therefore potential nett capacity of app. 17.500 M3 each. The Client will be informed when tanks H2201 and H2202 can be used for the potential increased capacity and will be invoiced accordingly.

Please note that the rented Contractual Capacity and tank numbers could change during the contract period, as mentioned in article 4, due to the upgrade plans at the Company. Definite plans and tank allocation will be shared by the Company to the Client.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.